FOR IMMEDIATE RELEASE

SHINE MEDIA ACQUISITION CORP. PROVIDES FURTHER INFORMATION ON ITS ACQUISITION CANDIDATE, CHINA GREENSCAPE CO., LTD. AND EARNINGS GUIDANCE

Shanghai, China - May 12, 2008 - Shine Media Acquisition Corp. (OTCBB: SHND, SHNDW, SHNDU) ("Shine") announced on Friday, May 9, 2008, that it had signed a definitive stock purchase agreement to acquire China Greenscape Co., Ltd. (“China Greenscape”), a BVI company that owns 100% of Jiangsu Sunshine Zoology and Forestry Development Co., Ltd. ("Sunshine" or the “Company”). Sunshine is a fully integrated, technology-driven company that develops, cultivates and distributes trees, and plants to China’s rapidly expanding municipalities. It is one of a select few companies in China that has the necessary scale to meet the central government mandated greenery needs of entire cities and urban development zones. In just 6 years of operations, Sunshine has accumulated an inventory of over 8 million trees and plants, and maintains a growing area of over 3,100 acres. Sunshine has the capability and capacity to develop and acquire millions of additional trees and plants each year.

FINANCIAL HIGHLIGHTS

After-tax earnings grew from approximately $6 million in 2004 to over $17 million in 2007 - a compounded annual growth rate of over 40%.

The Company’s backlog at December 31, 2007 was approximately $253 million. Management expects this amount will be recognized as revenue over the next 4 years, with approximately 50% gross margins.

At December 31, 2007, China Greenscape had approximately $94 million in total assets and $53 million in total liabilities. Approximately $33 million of its liabilities are long-term, non-interest bearing loans that are to be paid back between 2011and 2015.

GUIDANCE

China Greenscape expects to have $27 million in net operating income in 2008 (excluding merger expenses) and $37 million in net income in 2009.

The foregoing statement is forward looking and actual results may differ materially. Please see the Forward-Looking Statements section at the end of this news release for a description of certain risk factors.

GROWTH POTENTIAL

In addition to having a leading position in the PRC urban greenery market, Sunshine has targeted and expects to acquire over 800,000 acres of additional forest land within the next 8 years, which will make it one of the largest forest products companies in China.

Dr. Richard Propper, Chairman and CEO of Chardan Capital, LLC and manager of Chardan China Investments, a China focused investment fund that invested $20 million in Greenscape in August 2007, commented, “Chardan Capital has been associated with this management team since the beginning of its foray into China, but it wasn’t until last year that the opportunity for investment presented itself. Similar to most of our other portfolio companies, China Greenscape is the highly profitable market leader in an industry that caters to large infrastructure projects and is being heavily promoted and supported by the PRC government. In addition, the greenery opportunity is in its infancy as the Chinese government has just recently mandated that 35% of new developments will have to be green, and there are very few, if any, other companies that can fulfill these needs. Greenscape also is in the process of obtaining options on approximately 800,000 acres of virgin forest land that will enable it to expand its core business dramatically and that will give it the chance to be one of the largest forest products companies in China. The management team is one of the most successful and deepest in China, having founded the Jiangsu Sunshine Group, the largest woolen textile company in Asia, and Jiangsu Sunshine Real Estate, Ltd., the largest real estate developer in the Jiangsu province.

Based on this successful track record, a surging market opportunity heavily supported by the PRC government and my high level of confidence in management, I strongly believe that China Greenscape will continue to gain momentum over the next few years, resulting in the creation of substantial value for its shareholders.”

Ms. Shirley Lee, China Greenscape’s CFO, commented, "As one of the leading large-scale providers of greenery to China’s booming cities and soon to be one of the largest forest products companies in China, we are very pleased to have reached a definitive agreement with Shine. We look forward to becoming publicly listed in the United States.

The urbanization movement in China is accelerating and it is expected that over 350 million people will move to China’s cities over the next 20 years. In an attempt to accommodate this massive urbanization movement, the PRC government is rapidly expanding existing cities and plans to create at least 20 new cities each year with over 500,000 people per city, each of which is equivalent to or greater than the size of Denver. Each new city and city expansion will require a substantial amount of greenery, not only to comply with the central government’s policy for at least 10 square meters of public green space per capita and 35% green coverage area (by 2010), but to also attract investment, reduce carbon dioxide levels and promote a healthy and adequate groundwater supply. With our unique scale, diverse product offering and low-cost tree and plant development capability, we strongly believe that we will be a major beneficiary of this surge in greenery demand.

The greenery market in China is highly fragmented, with many small providers catering solely to local customers for up to a few hundred trees and plants. China Greenscape is the exception. With a diverse inventory of over 8 million trees and plants and a proven ability to clone and acquire millions of additional trees and plants each year, we serve as a single source provider for our customers. We can capably supply the greenery needs of entire cities, parks and greenbelts. In addition, we assist our city government and developer customers in greenery planning prior to receiving contracts and provide services to maintain the health of the trees and plants after they are delivered to a project location. These factors leave the company well-positioned to continue its rapid expansion in China.

China Greenscape is positioned to not only capitalize on the significant urban greenery demand in China, but we also plan to acquire over 800,000 acres of prime forest land over the next 8 years with the goal of becoming one of the largest forest product companies in China. The planned forest products division will play a key role in feeding China’s massive appetite for timber and will supply China’s surging furniture, construction and paper industries, all of which are growing at double digit rates each year. The forest product business is a natural complement to our existing greenery business and will further accelerate corporate growth.”

In connection with the acquisition of China Greenscape, Shine will reincorporate and move its domicile from Delaware to the British Virgin Islands, via a redomestication merger with and into its wholly owned subsidiary, Green China Resources, Inc. (“GC Resources”), a company formed under the laws of the British Virgin Islands. GC Resources was formed for the purpose of the redomestication merger and subsequent acquisition of China Greenscape. Immediately following the closing, the current stockholders and warrant holders of Shine and the current ordinary common shareholders of China Greenscape will be the security holders of GC Resources. GC Resources will continue as the publicly traded company.

At the close of the transaction, China Greenscape stockholders will receive 30.8 million shares of GC Resources common stock in exchange for all of the outstanding common stock of China Greenscape. Following the close, there will be an Exchange Offer made to China Greenscape’s Preferred Shareholders to exchange their China Greenscape preferred shares for 6.5 million shares of GC Resources common stock and $25 million payable upon the exercise of the warrants. Assuming all of the preferred shares are exchanged, there will be approximately 46 million shares outstanding. As additional purchase consideration, China Greenscape Stockholders will be issued (on an all-or-none basis) 4.2 million common shares of GC Resources each year from 2008 to 2012 if certain earnings targets are achieved. Additional information relevant to the transaction can be found in the 8-K, filed with SEC today.

About Shine

Shine Media Acquisition Corp. is a blank check company incorporated in June 2005 to acquire an operating business in the media and advertising industries in the People’s Republic of China. Although China Greenscape’s business is not within this scope, Shine’s board and management will seek shareholders approval to remove this restriction in the normal course of closing this transaction.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Shine, China Greenscape and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Shine's and China Greenscape's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: business conditions in China, changing interpretations of generally accepted accounting principles; outcomes of government reviews; changes in the enterprise tax laws of China; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which China Greenscape is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from or introduction of new and superior products by other providers in the industry; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Shine's filings with the Securities and Exchange Commission, including its report on Form 10-Q for the period ended March 31, 2008 and Form 10-K for the period ended December 31, 2007. The information set forth herein should be read in light of such risks. Neither Shine nor China Greenscape assumes any obligation to update the information contained in this press release.

In connection with the pending transaction, Shine will file with the SEC a Registration Statement on Form S-4 containing a Proxy Statement/Prospectus for the stockholders of Shine. The stockholders of Shine are urged to read the Registration Statement and the Proxy Statement/Prospectus, when it is available, as well as all other relevant documents filed or to be filed with the SEC, because they will contain important information about China Greenscape, Shine and the proposed transaction. The final Proxy Statement/Prospectus will be mailed to stockholders of Shine after the Registration Statement is declared effective by the SEC. Shine stockholders will be able to obtain the Registration Statement, the Proxy Statement/Prospectus and any other relevant filed documents for free at the SEC's website (www.sec.gov).

China Greenscape and Shine and their respective directors and officers may be deemed to be participants in the solicitation of approvals from Shine stockholders in respect of the proposed transaction. Information regarding Shine’s participants will be available in the Proxy Statement /Prospectus. Additional information regarding the interests of such participants will be included in the Registration Statement containing the Proxy Statement / Prospectus.

Contact:

Shine Media Acquisition Corp.
Estelle Lau
Investor Relations and General Counsel
+1 650 814 7024 or +1 978 746 4777
info@shndu.com